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                                  Exhibit 21.1

                    Subsidiaries of Maguire Properties, Inc.

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
Name                                                                       Jurisdiction of Formation / Incorporation
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

Maguire Properties, L.P.                                                                   Maryland

Maguire Properties Services, Inc.                                                          Maryland

Maguire Properties-Solana Services, L.P.                                                     Texas

MP-Solana Services GP, LLC                                                                California

MP-Solana Services LP, LLC                                                                California

New BHE, LLC                                                                               Delaware

Bunker Hill Junior Mezzanine, LLC                                                          Delaware

Bunker Hill Senior Mezzanine, LLC                                                          Delaware

Library Square Associates, LLC                                                             Delaware

Maguire Properties-555 W. Fifth Mezzanine, LLC                                             Delaware

Maguire Properties-555 W. Fifth, LLC                                                       Delaware

Maguire Properties-808 S. Olive Mezzanine, LLC                                             Delaware

Maguire Properties-808 S. Olive, LLC                                                       Delaware

North Tower Manager, LLC                                                                   Delaware

North Tower Member, LLC                                                                    Delaware

North Tower, LLC                                                                           Delaware

MP-355 S. Grand Mezzanine, LLC                                                             Delaware

Maguire Partners-355 S. Grand, LLC                                                         Delaware

Maguire Partners-Plaza Las Fuentes, LLC                                                    Delaware

Maguire Partners-Glendale, LLC                                                            California

Maguire Partners - Glendale Center, LLC                                                   California

Maguire Partners-611 N. Brand, LLC                                                         Delaware

Maguire Partners-Glendale II, LLC                                                          Delaware

Maguire/Cerritos I, LLC                                                                    Delaware

Ampco-M, Inc.                                                                             California
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